Exhibit 99.2

Risks Factors

Our common shareholders should carefully consider the following risk factors, the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 28, 2012 (our “Form 10-K”) and other filings that we make from time to time, including our consolidated financial statements and accompanying notes. Any of the following risks could materially adversely affect our business, financial condition or results of operations. These risk factors restate and supersede (i) the risk factor beginning on page 33 of our Form 10-K entitled “Certain provisions of our operating agreement will make it difficult for third parties to acquire control of us and could deprive holders of our shares of the opportunity to obtain a takeover premium for their shares” and (ii) the risk factors beginning on page 41 of our Form 10-K set forth under the subheading “Tax Risks.” Except where otherwise expressly stated or the context suggests otherwise, the terms “we,” “us” and “our” refer to KKR Financial Holdings LLC and its subsidiaries.  The term “operating agreement” refers to our amended and restated operating agreement, as amended on May 7, 2009, February 28, 2010, January 10, 2013 and as may be further amended from time to time. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Form 10-K.

Certain provisions of our operating agreement will make it difficult for third parties to acquire control of us and could deprive holders of our common shares of the opportunity to obtain a takeover premium for their common shares.

Our operating agreement contains a number of provisions that could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:

• restrictions on our ability to enter into certain transactions with major holders of our shares or their affiliates or associates modeled on certain limitations contained in Section 203 of the General Corporation Law of the State of Delaware;

• generally allowing only our board of directors to fill newly created directorships;

• requiring that directors may be removed only for cause (as defined in the operating agreement) and then only by a vote of at least two-thirds of the votes entitled to be cast in the election of such director;

• requiring advance notice for holders of our common shares to nominate candidates for election to our board of directors or to propose matters to be considered by holders of our common shares at a meeting of holders of our common shares;

• our ability to issue additional securities, including, but not limited to, preferred shares, without approval by holders of our common shares;

• a prohibition, subject to any exemptions granted by our board of directors, on any person beneficially or constructively owning in excess of 9.8% in value or in number of any class or series of our outstanding shares, whichever is more restrictive, excluding shares not treated as outstanding for United States federal income tax purposes;

• the ability of our board of directors to amend the operating agreement without approval of the holders of our shares except under certain specified circumstances; and

• limitations on the ability of holders of our shares to call special meetings of holders of our shares or to act by written consent.

These provisions, as well as other provisions in the operating agreement, may delay, defer or prevent a transaction or a change in control that might otherwise result in holders of our common shares obtaining a takeover premium for their common shares.

Certain provisions of the Management Agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the Management Agreement and a requirement that, under certain circumstances, we make a substantial payment to the Manager in the event of a termination.

Tax Risks

Holders of our shares will be subject to United States federal income tax and generally other taxes, such as state, local and foreign income tax, on their share of our taxable income, regardless of whether or when they receive any cash distributions from us, and may recognize income or have tax liability in excess of our cash distributions.

We intend to continue to operate so as to qualify, for United States federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Holders of our shares are subject to United States federal income taxation and generally other taxes, such as state, local and foreign income taxes, on their allocable share of our items of income, gain, deduction, and credit for each of our taxable years ending with or within the holder’s taxable year, regardless of whether or when they receive cash distributions. In addition, certain of our investments, including investments in certain foreign corporate subsidiaries, collateralized debt obligation issuers (which are treated as partnerships or disregarded entities for United States federal income tax purposes) and debt securities, may produce taxable income without corresponding distributions of cash to us or may produce taxable income prior to or following the receipt of cash relating to such income. Those investments typically produce ordinary income on a current basis, but any losses we would recognize from those investments would typically be treated as capital losses. In addition, we have recognized and may recognize in the future cancellation of indebtedness income upon the retirement of our debt at a discount. Because of our methods of allocating income and gain among holders of our shares, you may be taxed on amounts that accrued economically before you became a shareholder. Consequently, in some taxable years, holders of our shares may recognize taxable income in excess of our cash distributions, and holders may be allocated capital losses either in the same or future years that cannot be used to offset such taxable income. Furthermore, even if we did not pay cash distributions with respect to a taxable year, holders of our shares may still have a tax liability attributable to their allocation of our taxable income. Accordingly, each shareholder should ensure that it has sufficient cash flow from other sources to pay all tax liabilities.

If we were treated as a corporation for United States federal income tax purposes, all of our income will be subject to an entity-level tax, which could result in a material reduction in cash flow and after-tax return for holders of our shares and thus could result in a substantial reduction in the value of our shares and any other securities we may issue.

The value of your investment in us depends in part on our being treated as a partnership for United States federal income tax purposes. We intend to continue to operate so as to qualify, for United States federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. In general, if a partnership is “publicly traded” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)), it will be treated as a corporation for United States federal income tax purposes. A publicly traded partnership will, however, be taxed as a partnership, and not as a corporation, for United States federal income tax purposes, so long as it is not required to register under the Investment Company Act and at least 90% of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code. We refer to this exception as the “qualifying income exception.” Qualifying income generally includes rents, dividends, interest (to the extent such interest is neither derived from the “conduct of a financial or insurance business” nor based, directly or indirectly, upon “income or profits” of any person), income and gains derived from certain activities related to minerals and natural resources, and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities.

If we fail to satisfy the “qualifying income exception” described above, items of income, gain, loss, deduction and credit would not pass through to holders of our shares and such holders would be treated for United States federal (and certain state and local) income tax purposes as shareholders in a corporation. In such case, we would be required to pay income tax at regular corporate rates on all of our income. In addition, we would likely be liable for state and local income and/or franchise taxes on all of our income. Distributions to holders of our shares would be taxable as ordinary dividend income to such holders to the extent of our earnings and profits, and these distributions would not be deductible by us. If we were taxable as a corporation, it could result in a material reduction in cash flow and after-tax return for holders of our shares and thus could result in a substantial reduction in the value of our shares and any other securities we may issue.

Complying with certain tax-related requirements may cause us to forego otherwise attractive business or investment opportunities.

To be treated as a partnership for United States federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, we must satisfy the qualifying income exception, which requires that at least 90% of our gross income each taxable year consist of interest, dividends, capital gains and other types of “qualifying income.” Interest income will not be qualifying income for the qualifying income exception if it is derived from “the conduct of a financial or insurance business.” This requirement limits our ability to originate loans or acquire loans originated by our external advisor and manager, KKR Financial Advisors LLC (the “Manager”), and its affiliates. In order to comply with this requirement, we (or our subsidiaries) may be required to invest through foreign or domestic corporations that are subject to corporate income tax or forego attractive business or investment opportunities. Thus, compliance with this requirement may adversely affect our return on our investments and results of operations.

We cannot predict the tax liability attributable to our shares for any particular holder of our shares.

Each holder of our shares will determine its tax liability attributable to its ownership of our shares based on its own unique circumstances. Holders of our shares may have different tax liabilities attributable to our shares for many reasons unique to the holders, including among other things, limitations on miscellaneous itemized deductions, alternative minimum tax liabilities, differing tax bases in our assets or the holder’s status as a non-United States person or tax-exempt entity. As a result, we cannot predict the tax liability attributable to our shares for any particular holder and such tax liability may exceed the amount of cash actually distributed to such holder for the year.

The ability of holders of our shares to deduct certain expenses incurred by us may be limited.

In general, expenses incurred by us that are considered “miscellaneous itemized deductions” may be deducted by a holder of our shares that is an individual, estate or trust only to the extent that such holder’s allocable share of those expenses, along with the holder’s other miscellaneous itemized deductions, exceed, in the aggregate, 2% of such holder’s adjusted gross income. In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a holder. We treat the management fees that we pay to our Manager and certain other expenses incurred by us as miscellaneous itemized deductions. A holder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such holder with respect to us that exceeds the amount of cash actually distributed to such holder for the year.

Common shareholders that are individuals, trusts, or estates may have a higher tax liability if the Internal Revenue Service (the “IRS”) successfully challenges our treatment of distributions paid on our 7.375% Series A LLC Preferred Shares, when and if issued (the “Series A LLC Preferred Shares”).

The treatment of interests in a partnership, such as our Series A LLC Preferred Shares, and the payments received in respect of such interests is uncertain.  Our Series A LLC Preferred Shares will accrue distributions at an annual rate of 7.375%.  In general, we will specially allocate to our Series A LLC Preferred Shares items of our gross income (excluding any gross income from the sale or exchange of capital assets) (our “gross ordinary income”) in an amount equal to the distributions paid in respect of our Series A LLC Preferred Shares during the taxable year.  The amount of gross ordinary income that we allocate to our Series A LLC Preferred Shares will reduce the amount of income that is allocable to our common shares.

We intend to treat our Series A LLC Preferred Shares as partnership interests in us and the amounts paid to our Series A LLC Preferred Shares as distributions related to allocations of our items of income.  The IRS, however, may contend that payments on our Series A LLC Preferred Shares represent “guaranteed payments.”  In that case, no portion of our income would be allocated to our Series A LLC Preferred Shares, but our common shareholders would be entitled to a deduction for their allocable share of the distributions treated as “guaranteed payments.”  Although not entirely free from doubt, deductions attributable to “guaranteed payments” should generally be treated as “miscellaneous itemized deductions.”  In general, “miscellaneous itemized deductions” may be deducted by a common shareholder that is an individual, estate or trust only to the extent that such holder’s allocable share of those expenses, along with the holder’s other miscellaneous itemized deductions, exceed, in the aggregate, 2% of such holder’s adjusted gross income. In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a holder.  As a result of those restrictions, common shareholders may not be able to deduct all or a portion of their allocable share of deductions attributable to any “guaranteed payments,” and, therefore, common shareholders that are individuals, trusts, or estates may have a higher tax liability if the IRS successfully challenges our treatment of distributions paid on our Series A LLC Preferred Shares.

Holders of our shares may recognize gain for United States federal income tax purposes when we sell assets that cause us to recognize a loss for financial reporting purposes.

We have elected under Section 754 of the Code to adjust the tax basis in all or a portion of our assets upon certain events, including the sale of our shares.  However, we generally do not intend to adjust the tax basis of our assets with respect to purchasers of our Series A LLC Preferred Shares, except in extraordinary circumstances, but the IRS may successfully challenge that position.  Because our holders are treated as having differing tax bases in our assets, a sale of an asset by us may cause holders to recognize different amounts of gain or loss or may cause some holders to recognize a gain and others to recognize a loss. Depending on the purchase price the shareholder paid for our shares, our holders may recognize gain for United States federal income tax purposes from the sale of certain of our assets even though the sale would cause us to recognize a loss for financial accounting purposes.

We have made and may make investments, such as investments in natural resources and real estate, that generate income that is treated as “effectively connected” with a United States trade or business with respect to holders of our shares that are not “United States persons.”

We have made and may make investments, such as investments in natural resources and real estate that generate income that is treated as “effectively connected” with a United States trade or business with respect to holders that are not “United States persons” within the meaning of section 7701(a)(30) of the Code. It is likely that income from our natural resources investments will be treated as effectively connected income. Furthermore, any notional principal contracts that we enter into, if any, in connection with investments in natural resources likely would generate income that would be treated as effectively connected income with a United States trade or business. Our investments in real estate may also generate income that would be treated as effectively connected income. To the extent our income is treated as effectively connected income, a holder who is a non-United States person generally would be required to (i) file a United States federal income tax return (and possibly state income tax returns) for such year reporting its allocable share, if any, of our income effectively connected with such trade or business and (ii) pay United States federal income tax (and possibly state income tax) at regular United States tax rates on any such income. Moreover, if such a holder is a corporation, it might be subject to a United States branch profits tax on its allocable share of our effectively connected income. In addition, distributions to such a holder would be subject to withholding at the highest applicable federal income tax rate to the extent of the holder’s allocable share of our effectively connected income.  Any amount so withheld would be creditable against such holder’s United States federal income tax liability, and such holder could claim a refund to the extent that the amount withheld exceeded such person’s United States federal income tax liability for the taxable year. Finally, if we are engaged in a United States trade or business, a portion of any gain recognized by an investor who is a non-United States person on the sale or exchange of its shares may be treated for United States federal income tax purposes as effectively connected income, and hence such holder may be subject to United States federal income tax on the gain from the sale or exchange. Moreover, if the fair market value of our investments in “United States real property interests,” which include our investments in natural resources, real estate and certain real estate investment trust (“REIT”) subsidiaries that invest primarily in real estate, represent more than 10% of the total fair market value of our assets, our shares could be treated as “United States real property interests.” In such case, gain recognized by an investor who is a non-United States person would be treated for U.S. federal income tax purposes as effectively connected income (unless the gain is attributable to a class of our shares that is regularly traded on a securities market and the non-United States person owns 5% or less of the shares of that class).  If gain from the sale of our shares is treated as effectively connected income, the holder may be subject to U.S. federal income tax on the sale or exchange.

Holders of our shares may be subject to foreign, state and local taxes and return filing requirements as a result of investing in our shares.

In addition to United States federal income taxes, holders of our shares may be subject to other taxes, including foreign, state and local taxes, unincorporated business taxes and estate, inheritance or intangible property taxes that are imposed by the various jurisdictions in which we conduct business or own property, even if the holders of our shares do not reside in any of those jurisdictions. For example, we will likely be treated as doing business in any foreign, state or local jurisdiction in which our natural resources investments are located and we may be treated as doing business in any foreign, state or local jurisdiction in which our real estate is located. As a result, our holders may be required to file foreign, state and local income tax returns and pay foreign, state and local income taxes in some or all of these various jurisdictions. Further, holders may be subject to penalties for failure to comply with those requirements. It is the responsibility of each holder to file all United States federal, state and local tax returns that may be required of such holder.

Holders of our shares may recognize a greater taxable gain (or a smaller tax loss) on a disposition of our shares than expected because of the treatment of debt under the partnership tax accounting rules.

We will incur debt for a variety of reasons, including for acquisitions as well as other purposes. Under partnership tax accounting principles (which apply to us), our debt is generally allocable to holders of our shares, who will realize the benefit of including their allocable share of the debt in the tax basis of their shares. The tax basis in our shares will be adjusted for, among other things, distributions of cash and allocations of our losses, if any. At the time a holder of our shares later sells its shares, the holder’s amount realized on the sale will include not only the sales price of the shares but also will include such holder’s portion of debt allocable to those shares (which is treated as proceeds from the sale of those shares). Depending on the nature of our activities after having incurred the debt, and the utilization of the borrowed funds, a later sale of our shares could result in a larger taxable gain (or a smaller tax loss) than anticipated.

If we have a termination for United States federal income tax purposes, holders of our shares may be required to include more than 12 months of our taxable income in their taxable income for the year of the termination.

We will be considered to have been terminated for United States federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. A termination of our partnership would, among other things, result in the closing of our taxable year for all holders. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year end, which is expected to continue to be the calendar year, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder’s taxable income for the year of termination. We would be required to satisfy the 90% “qualifying income” test for each tax period and to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if we were unable to determine that the termination had occurred. In the event that we become aware of a termination, we will use commercially reasonable efforts to minimize any such penalties. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. We have experienced terminations in the past, and it is likely that we will experience terminations in the future. The IRS has announced a publicly traded partnership technical termination relief program whereby, if the taxpayer requests relief and such relief is granted by the IRS, among other things, the partnership would only have to provide one Schedule K-1 to most holders of shares for the year notwithstanding two or more partnership tax years.

We could incur a significant tax liability if the IRS successfully asserts that the “anti-stapling” rules apply to certain of our subsidiaries, which could result in a reduction in cash flow and after-tax return for holders of shares and thus could result in a reduction of the value of those shares.

If we were subject to the “anti-stapling” rules of Section 269B of the Code, we would incur a significant tax liability as a result of owning (i) more than 50% of the value of both a domestic corporate subsidiary and a foreign corporate subsidiary, or (ii) more than 50% of both a REIT and a domestic or foreign corporate subsidiary. If the “anti-stapling” rules applied, our foreign corporate subsidiaries would be treated as domestic corporations, which would cause those entities to be subject to United States federal corporate income taxation, and any REIT subsidiary would be treated as a single entity with our domestic and foreign corporate subsidiaries for purposes of the REIT qualification requirements, which could result in the REIT subsidiary failing to qualify as a REIT and being subject to United States federal corporate income taxation. Currently, we have several subsidiaries that could be affected if we were subject to the “anti-stapling” rules, including one subsidiary taxed as a REIT and several foreign and domestic corporate subsidiaries. Because we own, or are treated as owning, a substantial proportion of our assets directly for United States federal income tax purposes, we do not believe that the “anti-stapling” rules have applied or will apply. However, there can be no assurance that the IRS would not successfully assert a contrary position, which could result in a reduction in cash flow and after-tax return for holders of shares and thus could result in a reduction of the value of those shares.

Tax-exempt holders of our shares will likely recognize significant amounts of “unrelated business taxable income.”

An organization that is otherwise exempt from United States federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Generally, a tax-exempt partner of a partnership would be treated as earning UBTI if the partnership regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner, if the partnership derives income from debt-financed property or if the partner interest itself is debt-financed. Because we have incurred “acquisition indebtedness” with respect to certain equity and debt securities we hold (either directly or indirectly through subsidiaries that are treated as partnerships or disregarded entities for United States federal income tax purposes), a proportionate share of a holder’s income from us with respect to such securities will be treated as UBTI. In addition, we have made and may make investments, such as investments in natural resources and real estate, that likely will generate income treated as effectively connected with a United States trade or business. Accordingly, tax-exempt holders of our shares will likely recognize significant amounts of UBTI. Tax-exempt holders of our shares are strongly urged to consult their tax advisors regarding the tax consequences of owning our shares.

Although we anticipate that our foreign corporate subsidiaries will not be subject to United States federal income tax on a net basis, no assurance can be given that such subsidiaries will not be subject to United States federal income tax on a net basis in any given taxable year.

We anticipate that our foreign corporate subsidiaries will generally continue to conduct their activities in such a way as not to be deemed to be engaged in a United States trade or business and not to be subject to United States federal income tax. There can be no assurance, however, that our foreign corporate subsidiaries will not pursue investments or engage in activities that may cause them to be engaged in a United States trade or business. Moreover, there can be no assurance that as a result of any change in applicable law, treaty, rule or regulation or interpretation thereof, the activities of any of our foreign corporate subsidiaries would not become subject to United States federal income tax. Further, there can be no assurance that unanticipated activities of our foreign subsidiaries would not cause such subsidiaries to become subject to United States federal income tax. If any of our foreign corporate subsidiaries became subject to United States federal income tax (including the United States branch profits tax), it would significantly reduce the amount of cash available for distribution to us, which in turn could have an adverse impact on the value of our shares and any other securities we may issue. Our foreign corporate subsidiaries are generally not expected to be subject to United States federal income tax on a net basis, and such subsidiaries may receive income that is subject to withholding taxes imposed by the United States or other countries. Any such withholding taxes would further reduce the amount of cash available for distribution to us.

Certain of our investments may subject us to United States federal income tax and could have negative tax consequences for our shareholders.

A portion of our distributions likely will constitute “excess inclusion income.” Excess inclusion income is generated by residual interests in real estate mortgage investment conduits (“REMICs”) and taxable mortgage pool arrangements owned by REITs. We own through a disregarded entity a small number of REMIC residual interests. In addition, one of our REIT subsidiaries has entered into financing arrangements that are treated as taxable mortgage pools. We will be taxable at the highest corporate income tax rate on any excess inclusion income from a REMIC residual interest that is allocable to the percentage of our shares held in record name by disqualified organizations. Although the law is not clear, we may also be subject to that tax if the excess inclusion income arises from a taxable mortgage pool arrangement owned by a REIT in which we invest. Disqualified organizations are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from unrelated business tax (including certain state pension plans and charitable remainder trusts). They are permitted to own our shares. Because this tax would be imposed on us, all of the holders of our shares, including holders that are not disqualified organizations, would bear a portion of the tax cost associated with our ownership of REMIC residual interests and with the classification of any of our REIT subsidiaries or a portion of the assets of any of our REIT subsidiaries as a taxable mortgage pool. A regulated investment company or other pass-through entity owning our shares may also be subject to tax at the highest corporate rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Nominees who hold our shares on behalf of disqualified organizations also potentially may be subject to this tax.

Excess inclusion income cannot be offset by losses of our shareholders. If the shareholder is a tax-exempt entity and not a disqualified organization, then this income would be fully taxable as UBTI under Section 512 of the Code. If the shareholder is a foreign person, it would be subject to United States federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.

Dividends paid by, and certain income inclusions derived with respect to our ownership of, our REIT subsidiaries and foreign corporate subsidiaries will not qualify for the reduced tax rates generally applicable to corporate dividends paid to taxpayers taxed at individual rates.

The maximum tax rate applicable to “qualified dividend income” payable to domestic shareholders taxed at individual rates is 20%.  Dividends paid by, and certain income inclusions derived with respect to the ownership of, REITs, passive foreign investment companies (“PFICs”) and certain controlled foreign corporations (“CFCs”), however, generally are not eligible for the reduced rates on qualified dividend income.  We have treated and intend to continue to treat our foreign corporate subsidiaries as the type of CFCs whose income inclusions are not eligible for lower tax rates on dividend income. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in companies such as us whose holdings include foreign corporations and REITs to be relatively less attractive than investments in the stocks of domestic non-REIT corporations that pay dividends treated as qualified dividend income, which could adversely affect the value of our shares and any other securities we may issue.

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding tax may apply to the portion of our distributions that constitute “withholdable payments” other than gross proceeds after December 31, 2013 and to distributions of gross proceeds of certain asset sales by us and proceeds of sales in respect of our shares after December 31, 2016.

Under current law, holders of our shares that are not United States persons are generally subject to United States federal withholding tax at the rate of 30% (or such lower rate provided by an applicable tax treaty) on their share of our gross income from dividends, interest (other than interest that constitutes “portfolio interest” within the meaning of the Code) and certain other income that is not treated as effectively connected with a United States trade or business. For payments made after December 31, 2013, in addition to this withholding tax that currently applies, FATCA will impose, without duplication, a United States federal withholding tax at a 30% rate on “withholdable payments” made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of certain United States persons and United States owned foreign entities with accounts at the institution (or the institution’s affiliates) and to annually report certain information about such accounts. “Withholdable payments” include payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income, in each case, from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. FATCA will also require withholding on the gross proceeds of such sales for payments made after December 31, 2016. The FATCA withholding tax will also apply to withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial United States owners (or certify that they do not have any substantial United States owners). We expect that some or all of our distributions will constitute “withholdable payments.” Thus, if a holder holds our shares through a foreign financial institution or foreign corporation or trust, a portion of payments to such holder made after December 31, 2013 may be subject to 30% withholding under FATCA.

If we are required to withhold any United States federal withholding tax on distributions made to any holder of our shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of the shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Ownership limitations in the operating agreement that apply so long as we own an interest in a REIT may restrict a change of control in which our holders might receive a premium for their shares.

In order for each of our REIT subsidiaries to continue to qualify as REITs, no more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year and its shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. We intend for each of our REIT subsidiaries to be owned, directly or indirectly, by us and by holders of the preferred shares issued by such REIT subsidiary. In order to preserve our current REIT subsidiaries and any future REIT subsidiary, the operating agreement generally prohibits, subject to exceptions, any person from beneficially owning or constructively owning shares in excess of 9.8% in value or in number of any class or series of our outstanding shares, whichever is more restrictive, excluding shares not treated as outstanding for United States federal income tax purposes. This restriction may be terminated by our board of directors if it determines that it is no longer in our best interests for our REIT subsidiaries to continue to qualify as REITs under the Code or that compliance with those restrictions is no longer required to qualify as a REIT, and our board of directors may also, in its sole discretion, exempt a person from this restriction.

The ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our shares might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

The failure of any REIT subsidiary to qualify as a REIT would generally cause it to be subject to United States federal income tax on its taxable income, which could result in a reduction in cash flow and after-tax return for holders of our shares and thus could result in a reduction of the value of those shares and any other securities we may issue.

We intend that each of our current and any future REIT subsidiaries will operate and continue to operate in a manner so as to qualify to be taxed as a REIT for United States federal income tax purposes. No ruling from the IRS, however, has been or will be sought with regard to the treatment of any REIT subsidiary as a REIT for United States federal income tax purposes, and the ability to qualify as a REIT depends on the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. Accordingly, no assurance can be given that any REIT subsidiary will satisfy such requirements for any particular taxable year. If any REIT subsidiary were to fail to qualify as a REIT in any taxable year, it would be subject to United States federal income tax, including any applicable alternative minimum tax, on its net taxable income at regular corporate rates, and distributions would not be deductible by it in computing its taxable income. Any such corporate tax liability could be substantial and could reduce the amount of cash available for distribution to us, which in turn would reduce the amount of cash available for distribution to holders of our shares and could have an adverse impact on the value of those shares and any other securities we may issue. Unless entitled to relief under certain Code provisions, such REIT subsidiary also would be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT.

The IRS Schedules K-1 we will provide will be significantly more complicated than the IRS Forms 1099 provided by REITs and regular corporations, and holders of our shares may be required to request an extension of the time to file their tax returns.

Holders of our shares are required to take into account their allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with their taxable year. We will use reasonable efforts to furnish holders of our shares with tax information (including IRS Schedule K-1), which describes their allocable share of such items for our preceding taxable year, as promptly as possible. However, we may not be able to provide holders of our shares with tax information on a timely basis. Because holders of our shares will be required to report their allocable share of each item of our income, gain, loss, deduction, and credit on their tax returns, tax reporting for holders of our shares will be significantly more complicated than for shareholders in a REIT or a regular corporation. In addition, delivery of this information to holders of our shares will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, holders of our shares will need to apply for extensions of time to file their tax returns.

Our structure involves complex provisions of United States federal income tax law for which no clear precedent or authority may be available, and which is subject to potential change, possibly on a retroactive basis. Any such change could result in adverse consequences to the holders of our shares and any other securities we may issue.

The United States federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. The United States federal income tax rules are constantly under review by the IRS, resulting in revised interpretations of established concepts. The IRS pays close attention to the proper application of tax laws to partnerships and investments in foreign entities. The present United States federal income tax treatment of an investment in our shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. We and holders of our shares could be adversely affected by any such change in, or any new tax law, regulation or interpretation. Our operating agreement permits our board of directors to modify (subject to certain exceptions) the operating agreement from time to time, without the consent of the holders of our shares. These modifications may address, among other things, certain changes in United States federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have an adverse impact on some or all of the holders of our shares and of any other securities we may issue. Moreover, we intend to apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to holders of our shares in a manner that reflects their distributive share of our items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions we use do not satisfy the technical requirements of the Code and/or United States Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects holders of our shares and of any other securities we may issue.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our shares.

At any time, the federal income tax laws or regulations governing publicly traded partnerships or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted or promulgated or will become effective and any such law, regulation or interpretation may take effect retroactively. We and our holders could be adversely affected by any change in, or any new, federal income tax law, regulation or administrative interpretation. Additionally, revisions in federal tax laws and interpretations thereof could cause us to change our investments and commitments and affect the tax considerations of an investment in us.